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                                                                   Exhibit 11


               NATIONAL SERVICE INDUSTRIES, INC. AND SUBSIDIARIES

              COMPUTATIONS OF NET INCOME PER SHARE OF COMMON STOCK
                      (In thousands, except per-share data)



                                                            Years Ended August 31
                                              --------------------------------------------------
                                                  1997                1996              1995
                                              -------------       -------------      -----------
Primary:

  Weighted Average Number of Shares
    (determined on a monthly basis)                 45,191              47,941          48,696
                                              ============        ============      ==========

  Net Income                                  $    107,278        $    101,148      $   94,097
                                              ============        ============      ==========

  Primary earnings per Share
                                              $       2.37        $       2.11      $     1.93
                                              ============        ============      ==========


Fully Diluted:

  Weighted Average Number of Shares
    Outstanding                                     45,191              47,941          48,696

  Additional Shares Assuming Exercise of
    Options:
      Options exercised                              1,379               1,260             989
      Treasury stock purchased with proceeds          (952)               (919)           (835)
                                              ------------       -------------      ----------

  Average Common Shares Outstanding
     (as adjusted)                                  45,618              48,282          48,850
                                              ============       =============      ==========

  Net Income                                  $    107,278       $     101,148      $   94,097
                                              ============       =============      ==========


  Fully Diluted Earnings per Share            $       2.35       $        2.09      $     1.93
                                              ============       =============      ==========